UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2004

Commission File Number	Exact Name of Registrant as Specified in its Charter, Principal Office Address and Telephone Number	State of Incorporation	I.R.S. Employer Identification No.
1-16827	Premcor Inc. 1700 East Putnam Avenue Suite 400 Old Greenwich, Connecticut 06870 (203) 698-7500	Delaware	43-1851087
1-11392	The Premcor Refining Group Inc. 1700 East Putnam Avenue Suite 400 Old Greenwich, Connecticut 06870 (203) 698-7500	Delaware	43-1491230

Item 7.	Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description
99.1	Press release dated January 14, 2004
99.2	Premcor Inc. presentation given January 15, 2004, during an analyst meeting

Item 9.	Regulation FD Disclosure

On January 14, 2004, Premcor Inc. announced that its wholly owned subsidiary The Premcor Refining Group Inc. will purchase Motiva Enterprises LLC’s Delaware City Refining Complex located in Delaware City, Delaware, subject to the satisfaction of certain conditions, including execution of a definitive agreement and obtaining regulatory approvals. A copy of Premcor Inc.’s press release making such announcement is attached to this report as Exhibit 99.1. Additional information concerning the acquisition was presented to analysts on January 15, 2004 at a meeting that was simultaneously web-cast on our website. In addition to further details about the acquisition, the presentation included our 2004 budget and certain of its underlying assumptions. A copy of the presentation is attached to this report as Exhibit 99.2.

Item 12.	Disclosure of Results of Operations and Financial Condition

On January 15, 2004, Premcor Inc. held an analyst meeting, that was simultaneously web-cast on our website, at which certain projected financial results for its fourth quarter of 2003 were announced. During the presentation, Mr. Thomas D. O’Malley, our Chairman and Chief Executive Officer, indicated that while he expected the 2003 fourth quarter earnings, excluding special items, to be positive, these earnings are projected to be less than current Wall Street consensus estimates.

Safe Harbor Statement

Statements contained in the exhibits to this report that state our expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Factors that could materially affect these forward-looking statements can be found in our periodic reports filed with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Premcor Inc. The Premcor Refining Group Inc. (Co-Registrants)

/s/ Dennis R. Eichholz

Dennis R. Eichholz Controller (principal accounting officer and duly authorized officer)

January 16, 2004

Exhibit Index

Exhibit No.	Description
99.1	Press release dated January 14, 2004
99.2	Premcor Inc. presentation given January 15, 2004, during an analyst meeting